UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2001

Commission	Exact name of registrant as specified in its charter	States of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912

1100 H Street, N.W.

Washington, D.C. 20080

(703) 750-2000

Former name or former address, if changed since last report:   None

Item 5.	Other Events

      On June 20, 2001, WGL Holdings, Inc. (the “Company”) entered into a Purchase Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and Goldman, Sachs & Co., as Representatives of the several Underwriters named therein, relating to the issue and sale of 1,790,000 shares of the Company’s common stock.

      A copy of the Purchase Agreement is filed as an Exhibit to this Form 8-K.

Item 7.	Financial Statements and Exhibits

      Purchase Agreement dated June 20, 2001, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., and Goldman, Sachs & Co., as Representatives of the several Underwriters named therein, and WGL Holdings, Inc. relating to the issue and sale of 1,790,000 shares of the Company’s common stock.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: June 26, 2001	By: /s/ ROBERT E. TUORINIEMI

Robert E. Tuoriniemi Controller

Item 7.	Exhibit

Exhibit filed herewith:

Exhibit No.	Description of Exhibit

1	Purchase Agreement